                                                                    EXHIBIT 10.2

                                    CONTRACT FOR SERVICES

BETWEEN: MEDICAL LICENSING  INTERNATIONAL  CORP.,  a company  duly  incorporated under the laws of the State of Delaware, having a place of business at 300 St. Sacrement Street, Suite 414, Montreal (Quebec) H2Y 1X4, herein acting and represented by Gilles Cloutier, its President, duly authorized as he so declares;

(hereinafter referred to as "MLI")

AND: 3720161 CANADA CORPORATION (MOBILAIR INTEGRATION), a corporation organized and existing under the laws of Canada, having its head office at 400 Jean-Lesage Blvd, Suite 045, Quebec (Quebec) Canada G1K 8W1, herein acting and represented by Daniel Veilleux, duly authorized as he so declares;

(hereinafter referred to as the "Service Provider")

        (MLI and the Service Provider are hereinafter collectively referred to as the "Parties")

--------------------------------------------------------------------------------

PREAMBLE

WHEREAS MLI and the Service Provider concluded an exclusive Software License Agreement and MLI gained licensee status for the software developed by the Service Provider that integrates new concepts for public safety management systems (the" Software");

WHEREAS MLI will use, offer and distribute the Software to customers solely in the public safety market around the world;

WHEREAS the Service Provider is doing business in the development of software of
any  kind  and  also  acts  as   consultant   for   installation,   integration,
customization and maintenance of software for different clients;

WEREHAS the Service Provider has the expertise, the capacity and the experience to provide MLI with various services related to the Software;

WHEREAS MLI wishes to obtain various services from the Service Provider, including, without limitations, installation of the Software, integration, customization, maintenance, support and services to MLI's customers;

WHEREAS the Service Provider has agreed to provide MLI with the services described hereinbelow, in return for good and valuable consideration;

WHEREAS the Parties wish to evidence their agreement in writing;

WHEREAS the Parties are duly authorized and have the capacity to enter into and perform this Agreement;

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.00    PREAMBLE

        The preamble hereto shall form an integral part hereof.

2.00    OBJECT

        2.01    SERVICES

        The Service Provider agrees to provide MLI with the services described in Schedule "A" of this agreement. The Service Provider shall also provide MLI, for a term of 6 months that will begin October 1, 2003, with 10 persons who have the expertise, the capacity and the experience to support MLI and will be available to complete all modifications to the Software for sales around the world.

        The Service Provider also agrees to provide MLI with various services related to the Software, including, without limitations, installation of the Software, integration, customization, maintenance, support and services to MLI's customers. MLI agrees to provide, from time to time, during the term of this agreement, the Service Provider with orders and instructions ("confirmation orders") related to services required from the Service Provider and related to the Software (hereinafter referred to as the "Services").

        Without limitation, the Service Provider agrees to provide MLI with the following services, upon receipt of confirmation orders and instructions from MLI :

        a) Install, integrate and customize the Software to MLI's customers in accordance with the instructions of MLI;

        b) carry out testing on the alpha, beta and final versions of the Software installed;

        c) provide MLI with the information and documentation regarding the design and use of the Software, all on appropriate media;

        d) provide operational and technical support services to MLI's customers in accordance with the instructions of MLI;

        e) provide training in the installation, implementation, support and use of the Software to MLI's customers in accordance with the instructions of MLI;

        f) provide all other services related to the Software required, from time to time, by MLI.

        2.02    DEADLINE FOR PROVIDING THE SERVICES

        As of the moment, MLI has provided the Service Provider with the Information elements required to execute the order. The Service Provider's deadline for providing the Services shall be the deadline set forth in the confirmation order sent by MLI or any other deadline agreed upon between the Parties for each order or in this Agreement.

3.00    CONSIDERATION

        3.01    PRICE OF THE SERVICES

        In consideration for the Services described in Schedule "A", MLI shall pay to the Service Provider 1,000,000US$ no later than September 30, 2003. The Service Provider shall deliver to MLI the items specified in Schedule A no later than December 31, 2003.

        In consideration for the 10 persons available as described in section 2.01, MLI shall pay 100 000US$ per month (10,000US$ per person) for the six months period that will begin October 1, 2003. The first payment will be due October 1, 2003 and the others the first day of each month.

        For the Services required from the Service Provider, from time to time during the term of this agreement, MLI shall pay to the Service Provider the price set forth in each confirmation order and agreed upon between the Parties, together with all applicable taxes.

4.00    SPECIFIC PROVISIONS

        4.01   ELECTRONIC COMMUNICATIONS

        The Parties' representatives may communicate between themselves by electronic means, in which case, the following presumptions shall apply:

        o the presence of an identification code in an electronic document shall be sufficient to identify the sender and to establish the authenticity of the said document;

        o an electronic document containing an identification code shall constitute a written instrument signed by the sender; and

        o an electronic document or any printed output of such document, when kept in accordance with usual business practices, shall be considered to be an original.

        The Parties' representatives may also communicate between themselves by telecopier.

        4.02    OBLIGATIONS OF MLI

        MLI undertakes as follows in favour of the Service Provider:

        a) MLI shall provide the Service Provider with all the instructions necessary to allow the Service Provider to perform the Services within the deadlines set forth in the confirmation order;

        b) MLI shall cooperate fully with the Service Provider and provide the Service Provider with all information required in order to ensure that the Services are provided in a proper and complete manner;

        c) as regards any Services which the Service Provider is required to provide elsewhere than at its place of business, MLI shall provide the Service Provider with an appropriate and safe work space which is equipped with a telephone and Internet access;

        d) unless MLI has serious grounds for refusing its approval, upon request from the Service Provider, MLI shall give the Service Provider its approval of the work carried out at the end of each of the Service provided according to a confirmation order;

        e) MLI shall be solely responsible for the content of the computer equipment and any damage resulting from the use thereof;

        f) MLI shall pay the price of the Service Provider's Services and the price, the whole in accordance with the terms and conditions of payment set forth in Schedule A and the confirmations orders.

        4.03    OBLIGATIONS OF THE SERVICE PROVIDER

        The Service Provider undertakes as follows in favour of MLI:

        a) the Services shall be provided in a professional manner, in accordance with generally accepted industry practices, and based upon the instructions and the confirmation order of MLI;

        b) the words, expressions, references, special characters and graphic symbols recognized internationally as identifiers of intellectual property rights, as well as the owners thereof, shall be affixed in accordance with the instructions agreed upon between the Parties;

        c) the Service Provider shall ensure that its employees, suppliers, associates and subcontractors, if any, fully comply with the provisions of this Agreement, in particular those relating to intellectual property and confidentiality; and

        4.04    INTELLECTUAL PROPERTY

                4.04.01 DEFINITIONS

        For purposes of this Agreement:

        o "INTELLECTUAL PROPERTY RIGHT, TITLE AND INTEREST" shall include, without limitation, any intellectual property right, title and interest, including any derivative right, moral right and personal right, in and to the following:

                a)      any  work,  invention,   trademark,  industrial  design,
                        integrated circuit topography, confidential information or trade secret, as the case may be;

                b) any certificate which registers, grants or acknowledges ownership or interests in any of the intellectual rights in question; and

                c)      any   request   for  the   registration,   granting   or
                        acknowledgement of ownership or interests in any of the intellectual property rights in question.

        o "BACKGROUND TECHNOLOGY": shall include, without limitation, all programming tools, development tools, migration tools, conversion tools, data retrieval tools, Internet tools, multimedia tools, network tools, databases, operating systems, patches, processes, programs, subprograms, software, software portions, compilers, report generators, executables libraries, data, codes, documentation, notes, expertise and technological know-how.

                4.04.02 RESPECT OF THIRD  PARTY  INTELLECTUAL  PROPERTY  (BY THE
                        SERVICE PROVIDER)

        All content to be installed, integrated and customized by the Service Provider shall be entirely original and shall not infringe any third party Intellectual Property Right, Title or Interest. If all or part of the content have been designed, in whole or in part, by a third party, or if a third party has an Intellectual Property Right, Title or Interest in and to such content, the Service Provider shall obtain the appropriate rights allowing it, among others, to use the said content (or part thereof) and to assign the right to use and modify same to MLI, if applicable.

                4.04.03 RESPECT OF THIRD PARTY INTELLECTUAL PROPERTY (BY MLI)

        The information elements provided by MLI to the Service Provider shall be entirely original and shall not infringe any third party Intellectual Property Right, Title or Interest. If one or more of the said information elements have been designed, in whole or in part, by a third party, or if a third party has an Intellectual Property Right, Title or Interest in and to such information elements, MLI shall obtain the appropriate rights allowing it, among others, to use the said Information Elements (or part thereof).

                4.04.04 INFORMATION ELEMENTS PROVIDED BY MLI

        Every Intellectual Property Right, Title and Interest in and to the information elements provided by MLI shall belong to it, subject to any third party Intellectual Property Right, Title or Interest. The Service Provider's use of the said information elements shall be limited to providing the Services.

        4.04.05 EMPLOYEES, SUPPLIERS, ASSOCIATES AND SUBCONTRACTORS OF THE SERVICE PROVIDER

        Prior to the performance of this Agreement and at all relevant times thereafter, the Service Provider shall obtain from its employees, suppliers, associates and subcontractors assigned to the performance of this Agreement an assignment in its favour of all Intellectual Property Rights, Titles and Interests which they have, may have or may claim to have in and to all or part of the content to be installed, integrated and customized by the Service Provider, as well as a waiver of their moral rights in and to same.

        In particular, but without limiting the generality of the foregoing, the Service Provider shall do the following:

        a) it shall cause the said employees, suppliers, associates and subcontractors to sign an assignment of rights, a waiver of moral rights and all other documents which are useful or necessary in order to confirm any such assignment of rights and waiver of morals rights; and

        b) upon request from MLI, it shall provide MLI with a copy of such documents.

        4.04.06 BACKGROUND TECHNOLOGY DEVELOPED BY THE SERVICE PROVIDER

        All the Intellectual Property Rights, Titles and Interests in and to the Background Technology developed by the Service Provider before or during performance of this Agreement shall belong to, or become the exclusive property of, the Service Provider, as the case may be, subject to any third party Intellectual Property Right, Title or Interest.

        4.04.07 BACKGROUND TECHNOLOGY DEVELOPED BY A THIRD PARTY

        If, within the scope of performance of this Agreement, the Service Provider uses Background Technology developed by a third party and resulting in the insertion of components into any content, the Service Provider shall obtain from such third party all Intellectual Property Rights, Titles and Interests allowing the Service Provider to insert such components and to assign the right to use and modify same to MLI, whether by means of a licence or otherwise.

        4.04.08 CONTENT DESIGNED BY THE SERVICE

        PROVIDER

        All Intellectual Property Rights, Titles and Interests in and to all content designed by the Service Provider are and shall remain the Service Provider's exclusive property subject to the License Software Agreement signed this day in favour of MLI .

4.05    CONFIDENTIALITY AND NON-DISCLOSURE UNDERTAKING

        The Service Provider acknowledges that certain information elements provided and to be provided by MLI are or may be significantly strategically important and, therefore, constitute trade secrets for purposes of this Agreement. During the term of this Agreement and for a further period of two (2) years following the termination thereof, the Service Provider undertakes to do the following in favour of MLI, except as regards the information elements which are to be posted on MLI's Web site and those forming part of the public domain:

        a) it shall keep the information elements confidential and not disclose same;

        b) it shall take and implement all appropriate measures to preserve the confidential nature of the information elements;

        c) it shall not communicate, transmit, exploit or otherwise use the information elements, whether for its own behalf or on behalf of third parties; and

        d) it shall take all appropriate measures to ensure that its partners, shareholders, directors, representatives, agents, officers, employees and related persons maintain the confidential nature of the information elements for MLI's exclusive benefit.

        Moreover, the Service Provider shall not mention to a third party or discuss with a third party the existence of this Agreement or its object or content, unless the Service Provider has obtained MLI's prior written authorization (which authorization may be refused without reason) or unless such mention or discussion is made or carried out in accordance with the provisions of this Agreement.

        4.06    RECIPROCAL UNDERTAKING NOT TO SOLICIT PERSONNEL

        During  the term of this  Agreement  and for a further  period of twelve
        (12) months following its termination, each of the Parties shall not, directly or indirectly, solicit, employ, hire or otherwise retain the services of any of the other Party's employees. If a Party fails to abide by this obligation, it shall immediately pay to the other Party all damages of the other Party.

        4.07    USEFUL INFORMATION

        MLI acknowledges that, before the signing of this Agreement, the Service Provider has provided it with all useful information regarding the Services that the Service Provider has undertaken to provide.

        4.08   PERFORMANCE METHODS

        Except as regards compliance with the confirmation order, the Service Provider shall be free to choose the means of performing this Agreement, and there shall be no relationship of subordination between the Service Provider and MLI in respect of such performance.

        4.09   RELATIONSHIP BETWEEN THE PARTIES

        Given that the Parties are independent contractors, this Agreement shall be binding upon them only for the purposes set forth herein. Consequently, the provisions of this Agreement shall not, under any circumstances, be interpreted as creating any association or partnership between the Parties or as conferring any mandate from one Party to the other. Moreover, neither Party may bind the other in any manner whatsoever or in favour of anyone whomsoever, except in accordance with the provisions of this Agreement.

        4.10   SUBCONTRACTING

        The Service Provider may employ any third party in order to perform this Agreement. Nonetheless, its performance shall remain under the Service Provider's supervision and responsibility.

        4.11   REPRESENTATIONS AND WARRANTIES OF THE SERVICE PROVIDER

        The Service  Provider  represents  and  warrants as follows in favour of
        MLI:

        a) it has the capacity to bind itself pursuant to this Agreement, which capacity is not limited in any manner whatsoever by any undertaking whatsoever in favour of a third party;

        b) it has the expertise and experience required in order to perform and fulfill the obligations imposed upon it pursuant to this Agreement;

        c) it shall provide the services in an efficient and professional manner, in accordance with generally accepted industry practices and using the most up to date Background Technology and development tools;

        d) it shall comply with each and every one of the specifications relating to the Services to be rendered by it;

        e) it shall respect all Intellectual Property Rights, Titles and Interests belonging to third parties in any development tool used by it and in any component designed by it with the help of such tool;

        f)      it shall not use any third  party  confidential  information  or
                trade   secret,   unless  it  has  received  the  third  party's
                authorization;

        4.12    LIMITATION OF WARRANTY

        Unless otherwise provided for in this Agreement, the Service Provider shall not provide MLI with any express or implied warranty with respect to the following:

        o the MLI's computer equipment, or the computer equipment's operation or hardware or software components; or

        o the consequences which result or may result from providing the Services, whether such consequences are actual or threatened, financial or not, or positive or not.

        THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE THE ONLY WARRANTIES PROVIDED WITH RESPECT TO THE OBJECT Of tHIS AGREEMENT, AND THEY CONSTITUTE A LIMITED WARRANTY. MLI EXPRESSLY WAIVES ALL OTHER EXPRESS OR LEGAL WARRANTIES, INCLUDING, WITHOUT LIMITATION, ALL LEGAL WARRANTIES REGARDING LATENT DEFECTS, EVICTION, merchantability or fitness for a particular purpose. certain jurisdictions prohibit the exclusion or limitation of legal warranties, and it is possible that one or more of the aforementioned exclusions or limitations will not apply. it is also possible that MLI may have other warranty RIGHTS, which rights may vary from one place to another. under no circumstances will the value of the warranty exceed the value of the services rendered to MLI and paID for by it. MLI expressly waives the right to make any warranty claim exceeding the said limit.

        4.13    LIMITATION OF LIABILITY

        Except in the event of gross negligence on the part of the Service Provider, the Service Provider shall not be liable towards MLI for any fault or any direct or indirect damage resulting therefrom, and MLI shall indemnify the Service Provider and hold it harmless from and against all claims, including all claims under a warranty, in any of the following cases:

        o modifications made to the content by a person other than the Service Provider or a person reporting to the Service Provider; or

        o unlawful or unauthorized third party hacking into the computer equipment.

        UNLESS OTHERWISE PROVIDED FOR IN THIS AGREEMENT, UNDER NO CIRCUMSTANCES WILL THE Service Provider (INCLUDING, IF APPLICABLE, ITS SUBSIDIARIES AND PARENT COMPANY, AND ITS SHAREHOLDERS, DIRECTORS, OFFICERS, EXECUTIVES, EMPLOYEES, ASSOCIATES AND DEVELOPERS) BE HELD LIABLE TOWARDS MLI OR ANY THIRD PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY LOSS OF PROFITS OR OTHER ECONOMIC LOSS (RESULTING FROM A CONTRACTUAL OR EXTRA-CONTRACTUAL FAULT OR FROM NEGLIGENCE), EVEN IF THE Service Provider HAS BEEN NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. CERTAIN JURISDICTIONS PROHIBIT the exclusion or limitation of LIABILITY FOR INDIRECT OR CONSEQUENTIAL DAMAGES, and it is possible that one or more of the aforementioned exclusions or limitations will not apply. it is also possible that MLI may have other rights, which rights may vary from one place to another. under no circumstances will the Service Provider's TOTAL LIABILITY TOWARDS MLI EXCEED the value of the services rendered to MLI and paID for by it. MLI expressly RELEASES THE SERVICE PROVIDER FROM ANY LIABILITY exceeding the said limit.

        4.14   INTEREST

        All amounts owed by MLI to the Service Provider pursuant to this Agreement shall bear interest at a rate of twelve percent (12%) per annum as of their due date.

        4.15   COLLECTION COSTS

        If, as a result of MLI's failure to make a payment, it becomes necessary to refer the overdue invoice or invoices to a collection agency or an attorney, MLI shall pay to the Service Provider, in addition to the amount owed, collection cost charged by the collection agency or the attorney.

        4.16   SUSPENSION OF SERVICES IN THE EVENT OF FAILURE TO PAY

        If, after the Service Provider has sent a demand for payment, MLI refuses, without right, to pay the Service Provider the amounts payable or reimbursable pursuant to this Agreement in accordance with the terms and conditions of payment set forth in the confirmation order, the Service Provider may suspend performance of the Services in question, without further notice or delay, the whole without prejudice to any of the Service Provider's other rights pursuant to this Agreement.

        4.17   TERMINATION OF THE AGREEMENT

        This Agreement will terminate March 31, 2004 regarding the services related to the 10 persons available to support MLI and complete all modifications to the Software for sales around the world. This Agreement will continue to be effective for the Services that MLI may need, from time to time, from the Service Provider that will be agreed upon between the Parties in confirmation orders.

        4.18   NO INTERMEDIARY

        The Parties  declare  that they have not  retained  the  services of any
        intermediary  (e.g.  agent,   broker  or  other)  with  respect  to  the
        negotiation, preparation or entering into of this Agreement.

        4.19   PROFESSIONAL FEES RELATING TO THIS AGREEMENT

        All professional fees (e.g. legal, accounting and other) relating to the negotiation, preparation and entering into of this Agreement which have been incurred at the request of a Party for its own benefit shall be borne by the said Party.

5.00    GENERAL PROVISIONS

        Unless otherwise stated in this Agreement, the following provisions shall apply.

        5.01   "FORCE MAJEURE"

        Neither Party shall be considered to be in default pursuant to this Agreement if the fulfillment of all or part of its obligations is delayed or prevented due to "force majeure". "Force majeure" is an external unforeseeable and irresistible event, making it absolutely impossible to fulfill an obligation.

        5.02   SEVERABILITY

        If all or part of any section, paragraph or provision of this Agreement is held invalid or unenforceable, it shall not have any effect whatsoever on any other section, paragraph or provision of this Agreement, nor on the remainder of the said section, paragraph or provision, unless otherwise expressly provided for in this Agreement.

        5.03   NOTICES

        Any notice intended for either Party shall be deemed to be validly given if it is in writing and is sent by registered or certified mail, by bailiff or by courier service to such Party's address as set forth in this Agreement, or to any other address which the Party in question may have indicated in writing to the other Party. A copy of any notice sent by e-mail shall also be sent according to one of the above-mentioned delivery modes.

        5.04   HEADINGS

        The headings in this Agreement have been inserted solely for ease of reference and shall not modify, in any manner whatsoever, the meaning or scope of the provisions hereof.

        5.05   SCHEDULES

        The Schedules to this Agreement shall be deemed to form an integral part hereof if they have been duly initialled by all the Parties.

        5.06   NO WAIVER

        Under no circumstances shall the failure, negligence or tardiness of a Party as regards the exercise of a right or a recourse provided for in this Agreement be considered to be a waiver of such right or recourse.

        5.07   CUMULATIVE RIGHTS

        All rights set forth in this Agreement shall be cumulative and not alternative. The waiver of a right shall not be interpreted as the waiver of any other right.

        5.08   ENTIRE AGREEMENT

        This Agreement constitutes the entire understanding between the Parties. Declarations, representations, promises or conditions other than those set forth in this Agreement shall not be construed in any way so as to contradict, modify or affect the provisions of this Agreement.

        5.09   AMENDMENTS

        This Agreement shall not be amended or modified except by another written document duly signed by all the Parties.

        5.10   NUMBER AND GENDER

        Where appropriate, the singular number set forth in this Agreement shall be interpreted as the plural number, and the gender shall be interpreted as masculine, feminine or neuter, as the context dictates.

        5.11   NO RIGHT TO TRANSFER

        Neither of the Parties may, in any manner whatsoever, assign, transfer or convey its rights in this Agreement to any third party, without the prior written consent of the other Party.

        5.12   CALCULATING TIME PERIODS

        In calculating any time periods under this Agreement:

        a) the first day of the period shall not be taken into account, but the last one shall;

        b) the non-juridical days, i.e. Saturdays, Sundays and public holidays, shall be taken into account; and

        c) whenever the last day is a non-juridical day, the period shall be extended to the next juridical day.

        5.13    GOVERNING LAW

        This Agreement shall be construed and enforced in accordance with the laws in force in the province of Quebec, Canada.

        5.14   SUCCESSORS

        This Agreement shall bind the Parties hereto as well as their respective successors, heirs and assigns.

        5.15   ELAPSED TIME

        Whenever one of the Parties fails to fulfill an obligation under this Agreement within a stipulated deadline, the mere lapse of time shall constitute a formal notice of default to the said Party.

6.0     ACKNOWLEDGEMENT BY THE PARTIES

        THE PARTIES HEREBY ACKNOWLEDGE AS FOLLOWS:

        A) DUE NEGOTIATIONS TOOK PLACE BETWEEN THEM PRIOR TO THE DRAFTING OF THIS AGREEMENT;

        B) THIS AGREEMENT TRULY AND COMPLETELY DEFINES THE UNDERSTANDING REACHED BETWEEN THEM;

        C)      EACH  AND  EVERY  ONE OF THE  PROVISIONS  OF THIS  AGREEMENT  IS
                LEGIBLE;

        D) THEY DID NOT ENCOUNTER ANY DIFFICULTIES IN UNDERSTANDING THE PROVISIONS OF THIS AGREEMENT;

        E) BEFORE SIGNING THIS AGREEMENT, EACH PARTY HAD THE OPPORTUNITY TO CONSULT A LEGAL ADVISER; AND

        F) EACH PARTY OBTAINED A COPY OF THIS AGREEMENT IMMEDIATELY AFTER IT WAS SIGNED BY ALL THE PARTIES.

               SIGNED IN QUEBEC, PROVINCE OF QUEBEC
               ON SEPTEMBER 16, 2003


"MLI"

MEDICAL LICENSING INTERNATIONAL CORP.

by:

/s/ Gilles Cloutier
---------------------------------------
Gilles Cloutier, President



"THE SERVICE PROVIDER"

3720161 CANADA CORPORATION
(MOBILAIR INTEGRATION)

        by :

/s/ Daniel Veilleux
----------------------------------------
Daniel Veilleux, President

                                         SCHEDULE "A"

o Design, development, deployment, maintenance and hosting of a Emergensys Corporation Web site for a sum of seventy thousand (70,000$) dollars;

o Packaging of our public safety applications for a sum of one hundred and fourty thousand (140,000$) dollars;

o Design and conception of product briefs and Multi-media presentations in English, Spanish and Portuguese for a sum of fifty thousand (50,000$) dollars;

o World wide market studies and analysis for a sum of ninety thousand (90,000$) dollars;

o Products localization for thirty countries for a sum of two hundred and forty thousand (240,000$) dollars;

o Translation of the software in English (75,000$), Spanish (85,000$) and Portuguese (95,000$) for a sum of of two hundred and fifty five thousand (255,000$) dollars;

o Translation of all documentation including system documentation, user manuals and training manuals in English, Spanish and in Portuguese for a sum of one hundred and fifty five thousand (155,000$) dollars.